Exhibit 99.1

EClips Media Technologies, Inc. Changes Name to Silver Horn Mining Ltd. and Acquires Interest in Arizona Mining Claims

Company begins trading under the new symbol “SILV”

April 29, 2011, Burlington, Massachusetts - EClips Media Technologies, Inc. - (OTCBB: SILV) – announced today that the Company has changed its name to Silver Horn Mining Ltd.  Also, effective April 27, 2011, the Company’s common stock began trading under a new symbol, “SILV” on the OTC Bulletin Board.  The name change and symbol change are reflective of the Company’s new business direction.

Additionally, Silver Horn Mining Ltd. acquired a quitclaim deed that conveyed all of the rights, title and interest in 36 unpatented lode-mining claims located in Yavapai County, Arizona.  The Company intends to pursue additional mining claims that complement its business strategy moving forward.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to intentions, predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on any forward-looking statements contained in this news release and in any document referred to in this news release.

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